UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2006

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2006, America First Apartment Investors, Inc. (the "Registrant") and UDR of NC, Limited Partnership, a North Carolina limited partnership, executed a Purchase and Sale Agreement (the "Purchase Agreement"), under which the Registrant agreed to purchase Cumberland Trace, a 248-unit Apartment complex, Morganton Place, a 280-unit Apartment complex, and Village at Cliffdale a 356-unit Apartment complex all located in Fayetteville, North Carolina and Woodberry, a 168-unit Apartment complex located in Asheville, North Carolina for aggregate consideration of $62.6 million. The Purchase Agreement is subject to customary closing conditions and is expected to close on or before September 28, 2006.

Although Cumberland Trace does not meet all the Registrant's acquisition criteria, it is being purchased because the four properties are being sold as a single portfolio. The Registrant intends to sell Cumberland Trace as soon as practicable, but has not entered into any agreement to do so.

There are no material relationships between the Registrant and its affiliates, on one hand, and UDR of NC, Limited Partnership and its affiliates on the other hand.

Item 8.01 Other Events.

On September 18, 2006, the Registrant issued a press release announcing the Purchase Agreement. A copy of the press release is being furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(10) Agreement of Purchase and Sale effective September 12, 2006, by and between America First Apartment Investors, Inc. and UDR of NC, Limited Partnership, a North Carolina limited partnership.

(99) Press release dated September 18, 2006, announcing the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

September 18, 2006	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Agreement of Purchase and Sale effective September 12, 2006, by and between America First Apartment Investors, Inc. and UDR of NC, Limited Partnership, a North Carolina limited partnership.
99	Press release dated September 18, 2006, announcing the Purchase Agreement.